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EXHIBIT 99.1

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                                                                   PRESS RELEASE

FOR IMMEDIATE RELEASE

                                Contact: Insignia          Groupe Bourdais
                                         Steve Iaco        Jean-Claude Bourdais
                                         212-984-6535      (33) 1 45625132

                         INSIGNIA FINANCIAL GROUP AGREES

                     TO ACQUIRE PARIS-BASED GROUPE BOURDAIS


  CONTINUES EUROPEAN EXPANSION WITH PRE-EMINENT REAL ESTATE COMPANY IN FRANCE;

     INCREASES CROSS-MARKETING OPPORTUNITIES WITH OTHER EUROPEAN OPERATIONS


NEW YORK, August 28, 2001 - Insignia Financial Group, Inc. (NYSE: IFS) today announced that it has entered into a definitive agreement to acquire Groupe Bourdais, one of France's premier commercial real estate services companies. The acquisition represents a major component of Insignia's corporate strategy to achieve leadership positions in key European business centers and to serve corporate and institutional clients on a global basis.

The transaction is expected to close during the fourth quarter of 2001. The initial purchase price of approximately $30.74 million will be paid mostly in cash. Additional purchase price of up to $18.97 million may become payable over a three-year period, depending on the performance of the acquired business. Insignia expects the transaction to be immediately accretive to annual earnings.

Founded in 1954, Paris-based Bourdais has a total staff of 350 and operates eight offices, including five in the Ile-de-France region (Greater Paris) as well as wholly owned regional offices in Lyon, Aix-en-Provence and Marseille. In its fiscal year ended March 31, 2001, the firm's revenues totaled $44.6 million, an increase of 17.5 percent from 2000. Bourdais has carved out a 20 percent share of France's office leasing and tenant rep market, making the firm one of the top real estate advisors in that country.


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In recent months, Bourdais has been involved in major transactions for leading
French companies such as Unibail, Groupe AMA, France Telecom and Renault as well as international clients, including Siemens, AOL Time Warner, Whitehall and GE Capital. Bourdais was also responsible for the largest warehouse investment transaction ever completed in Europe - a deal between Auchan and Standard Life for a 1.15 million sq. ft. facility in Evry, south of Paris.

"In the past five years, we've grown to achieve primacy in the world's two largest financial centers - New York and London - and Paris is next on the list," said Andrew L. Farkas, chairman and chief executive officer of Insignia. "Obtaining a significant position in the French property market has been a key part of Insignia's business goals. Of all the leading French brokers and advisers, Bourdais has the most synergy with Insignia's commercial businesses in the U.S. and the U.K, and, under the leadership of Jean-Claude Bourdais, the firm has an outstanding reputation for integrity, premier service and long-term client relationships."

"We are already number one in several of our markets, and we have been searching for ways to better serve our clients' worldwide requirements and to take advantage of the growing globalization of business that is increasing international investment and occupancy in France," said Jean-Claude Bourdais, chairman of Bourdais. "We are confident that Insignia will help our firm to achieve new heights. The people of Bourdais are energized by the opportunity to be associated with an organization of Insignia's stature and global breadth of services."

Mr. Bourdais will join the Insignia Executive Committee and the Board of Insignia's European operations, and the French company's management team will remain in place. Groupe Bourdais will be re-named Insignia Bourdais, and the French operations will report to Alan Froggatt, chief executive officer of Insignia's European operations. Mr. Froggatt and Simon Barrowcliff, a director of Insignia Richard Ellis, will join the Insignia Bourdais Board.

"There are many synergies that will be mutually beneficial for Insignia and Bourdais," said Mr. Froggatt. "The two companies' businesses, including tenant representation, investment sales and property leasing, and mix of clients are perfect strategic fits. Most important, the entrepreneurial atmosphere in both companies adds to their cultural compatibility. Our aim is to attain the same dramatic business benefits with Paris that we already experience between New York and London."

The Bourdais acquisition significantly strengthens Insignia's position in Europe, and enhances cross-marketing opportunities among the Company's operations throughout the world. "The Bourdais transaction represents another milestone in our expansion in Europe and our path to becoming a leading provider of real estate services on a global basis," said Mr. Farkas. "We are continuing to look at acquisitions in other European markets as well as de novo start-ups that will broaden our European operations even further."


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                             KEY COMPANY STATISTICS

                                    Insignia                                 Bourdais
                                    --------                                 --------
Headquarters                        New York                                 Paris
Revenues                            $875.2 million                           $44.6 million
Number of services offices          130+                                     8
Total employees                     8,200 (Worldwide)                        350
Total transaction activity          246 million sq. ft. (Worldwide)          21.5 million sq. ft.

Insignia first entered the European market with the acquisition of U.K.-based Richard Ellis Group Limited (REGL) in 1998. REGL was subsequently merged with another leading U.K. services company, St. Quintin Holdings, to form Insignia Richard Ellis. This firm achieved the number one position in the London leasing market in 2000, accounting for 25% of all leasing activity. Insignia acquired BDR, a leading real estate services company in the Netherlands, in 2000, and has launched start-up operations in Germany, Italy, Belgium and Spain in the past three years.


ABOUT INSIGNIA FINANCIAL GROUP

Insignia Financial Group, Inc., based in New York, is among the world's premier real estate services and investment banking firms with leadership positions in the commercial and residential sectors. Its major operating units are:
Insignia/ESG, one of the largest providers of commercial real estate services in the United States; Insignia Richard Ellis, one of the premier real estate services firms in the United Kingdom; Realty One, one of the largest residential real estate brokerage firms in the United States and the largest in Ohio; Douglas Elliman, the number one provider of residential sales and rental brokerage in the New York City market; and Insignia Residential Group, the largest manager of cooperative and condominium housing in the New York metropolitan area. The Company also has growing operations in Europe, Asia and Latin America. Additional information about the company is available on the corporate website at http://www.insigniafinancial.com.


                                      # # #

Certain items discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Statements which make reference to the expectations or beliefs of the Company or any of its management are such forward-looking statements, including the expectation that the Bourdais transaction will close, the performance of Bourdais subsequent to the acquisition, and the impact of Bourdais on the Company's results. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances upon which any such statement is based.

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